EXHIBIT 99.1

AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED
CAMDEN PROPERTY TRUST
KEY EMPLOYEE SHARE OPTION PLAN

WHEREAS, Camden Property Trust (the “Company”) has heretofore adopted the Second Amended and Restated Camden Property Trust Key Employee Share Option Plan (the “Plan”); and

WHEREAS, the Plan has previously been amended and restated to reflect compliance with Section 409A (“Code Section 409A”) of the Internal Revenue Code of 1986, as amended (the “Code”) with regard to Options (as defined in the Plan) to which Section 409A is applicable; and

WHEREAS, the Company has determined it to be desirable to amend the Plan as provided herein.

NOW, THEREFORE, effective as of January 1, 2008, the Company hereby amends the Plan as follows:

Section 3.1.2 of the Plan is hereby amended by re-designating paragraphs (c), (d), and (e) as paragraphs (e), (f), and (g), respectively, and inserting the following as new paragraphs (c) and (d), to be and read as follows:

(c)
Special Election in 2008. With respect to an Option described in Sections 3.1.2(a) or 3.1.2(b), the Participant may elect, no later than December 31, 2008, to modify a previous election regarding the date on which such Option shall be exercisable. A separate modification may be made regarding the date on which such Options shall be exercisable following the earlier to occur of the Participant’s Separation from Service or the occurrence of a Change in Control. Such modifications shall specify a date on which the Option shall be exercisable, and the exercise date shall be the first to occur of the designated dates. Any such modifications shall supercede any prior elections made by the Participant regarding a fixed exercise date applicable to such Options. Any such election may not defer an exercise date otherwise scheduled to occur in 2008 or accelerate into 2008 an exercise date otherwise scheduled to occur after 2008. The exercise date may in no event occur earlier than six months after the Grant Date. If exercise is due to the Participant’s Separation from Service, in no event shall an Option be exercised on a date earlier than six months from the Participant’s Separation from Service.

With respect to an Option on Designated Property that is a share of a regulated investment company for which an election under this paragraph (c) has been made, in the event of the Participant’s death or Disability at any time prior to the designated exercise date, the designated exercise date shall be disregarded and the Option will instead be exercisable in the 90-day period beginning on the first day of the calendar year following the year in which the death or Disability occurred.

(d)
Certain Options granted on and after January 1, 2009. This Section 3.1.2(d) applies to any Option on Designated Property that is a share of a regulated investment company granted hereunder on and after January 1, 2009. Such Option shall be exercisable on a date designated by the Participant, but no earlier than six months after the Grant Date of the Option. The Participant may make a separate election regarding the date on which such Options shall be exercisable following the earlier to occur of Participant’s Separation from Service or the occurrence of a Change in Control. The exercise date shall be the first to occur of the designated dates. In the event of the Participant’s death or Disability at any time prior to the designated exercise date, the designated exercise date shall be disregarded and the Option will instead be exercisable in the 90-day period beginning on the first day of the calendar year following the year in which the death or Disability occurred. If exercise is due to the Participant’s Separation from Service, in no event shall an Option be exercised on a date earlier than six months from the Participant’s Separation from Service. The Participant’s elections pursuant to this Section 3.1.2(d) shall be made no later than such Option’s Grant Date. If no such elections are made, such Option shall be exercisable on the later of (i) or (ii) below:

(i)	The later of January 1, 2012, or two years following the date on which the Option vests; or

(ii)	The earlier of the 16th month following the month in which the Participant Separates from Service or the 16th month following the month in which a Change in Control occurs.

IN WITNESS WHEREOF, the Company has caused this AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED CAMDEN PROPERTY TRUST KEY EMPLOYEE SHARE OPTION PLAN to be executed in its name and on its behalf this 3rd day of December, 2008, to be effective as of January 1, 2008.

CAMDEN PROPERTY TRUST

By: /s/ Dennis M. Steen
Dennis M. Steen
Senior Vice President – Finance, Chief Financial Officer and Secretary

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